UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 26, 2022

Date of Report (Date of earliest event reported)

ELECTRIC LAST MILE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39457	84-2308711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 W. Square Lake Road

Troy, Michigan 48098

(Address of Principal Executive Offices) (Zip Code)

(888) 825-9111

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ELMS	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock, each at an exercise price of $11.50 per share	ELMSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

Electric Last Mile Solutions, Inc. (the “Company”) expects to report that it had approximately $132.0 to $142.0 million in cash and cash equivalents, which includes $25.0 to 30.0 million of restricted cash, as of December 31, 2021. These estimates are unaudited and preliminary and do not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2021 and its results of operations for the three months and year ended December 31, 2021. The completion of the Company’s year-end accounting procedures, including execution of the Company’s internal control over financial reporting, and audit of the Company’s financial statements for the year ended December 31, 2021 is ongoing and could result in changes to the information set forth above.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Audit Committee Independence

On February 1, 2022, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) of the Company’s non-compliance with Nasdaq’s audit committee composition requirements set forth in Nasdaq Listing Rule 5605(c)(2)(A), which require, among other things, an audit committee to consist of at least three members, each of whom is independent. The non-compliance was a result of David Boris, a member of the Audit Committee, not qualifying as independent pursuant to Nasdaq Listing Rule 5605(c)(2)(A)(ii).

In order to address this matter, the Board removed Mr. Boris as a member of the Audit Committee, and appointed Brian Krzanich, a member of the Board who meets all audit committee independence and other eligibility requirements identified in Nasdaq Listing Rule 5605(c)(2)(A), to serve as a member of the Audit Committee, such that the Audit Committee consists of Richard Peretz, as chair, Neil Goldberg and Brian Krzanich. Following such actions, the Company believes it has regained compliance with the audit committee composition requirements set forth in Nasdaq Listing Rule 5605(c)(2)(A).

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 26, 2022, on the basis of the Special Committee investigation discussed in Item 8.01 below which is incorporated by reference into this Item 4.02, the Board concluded that the previously issued consolidated financial statements of Electric Last Mile, Inc. as of December 31, 2020 and the period from August 20, 2020 (inception) through December 31, 2020 included in the Company’s Registration Statement on Form S-1 (File No. 333-258146) (the “Audited Financial Statements”) should be restated and, therefore, should no longer be relied upon. In addition, the Board concluded that the Company’s financial statements as of and for the six months ended June 30, 2021 included in its Quarterly Report on Form 10-Q (File No. 001-39357) filed on August 13, 2021 and the Company’s financial results as of and for the nine months ended September 30, 2021 included in its Quarterly Report on Form 10-Q (File No. 001-39357) filed on November 12, 2021 should no longer be relied upon (together with the Audited Financial Statements, the “Non-Reliance Periods”).

In connection with this conclusion, the Company, together with its advisors, is evaluating the accounting and treatment of certain equity issuances to executive officers discussed in Item 8.01 of this Current Report on Form 8-K. The Company has engaged legal counsel and an accounting adviser with respect to this matter. Although the Company cannot, at this time, estimate when it will file its restated financial statements for the Non-Reliance Periods, it is diligently pursuing completion of the restatement, including with respect to an evaluation of the Company’s financial statement reserves for tax payments and contingencies.

The Company has undertaken an assessment of the accuracy of the Company’s historical financial statements and related disclosures that were contained in the aforementioned Registration Statement on Form S-1 and Quarterly Reports on Form 10-Q. In light of the foregoing, the Company also expects to determine that material weaknesses exist in the Company’s internal control over financial reporting and that disclosure controls and procedures were ineffective during the Non-Reliance Period. The Company will amend any disclosures pertaining to its evaluation of such controls and procedures as appropriate in connection with our anticipated restated filings.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

In connection with the findings of the Special Committee investigation and related discussions between Jason Luo and James Taylor and members of the Company’s Board of Directors (the “Board”) described under Item 8.01 herein, on February 1, 2022, Mr. Luo resigned from his positions as Executive Chairman and Chairman of the Board, and Mr. Taylor resigned from his positions as President and Chief Executive Officer and as a member of the Board, both effective immediately. Each of Mr. Luo and Mr. Taylor have agreed to enter into consulting arrangements with the Company, as further described below.

In connection with Mr. Taylor’s resignation, he and the Company agreed to settlement terms, pursuant to which the Company and Mr. Taylor agreed to a mutual release of claims (including payment by the Company of certain specified taxes that may result from Mr. Taylor’s equity purchase referred to above), as well as non-competition and non-solicitation covenants for up to 18 months. As part of this arrangement, Mr. Taylor will serve as a consultant to the Company for a period of two years, on terms to be commercially agreed upon, for an annual wage of $300,000. Mr. Taylor will retain his 2021 cash bonus, 2021 performance RSUs and health benefits. The consulting agreement will be terminable at the option of either the Company or Mr. Taylor with 60 days’ notice. Pursuant to the settlement, Mr. Taylor will surrender 1.8 million shares of the Company’s common stock to the Company and, no later than April 11, an additional number of shares of Company common stock with a value of approximately $3.3 million based on a VWAP calculation. Mr. Taylor will be subject to a standstill for 18 months, during which he is precluded from taking any action in connection with Company’s board or shareholders. Mr. Taylor will retain his existing indemnification and advancement rights. Mr. Taylor has agreed to a six month lockup from the date hereof and has surrendered his existing registration rights. The final settlement agreement, which the Company and Mr. Taylor expect to enter into as soon as practicable, will contain customary restrictive covenants, social media restrictions, mutual non-disparagement clauses, and standard representations and warranties.

In connection with Mr. Luo’s resignation, he and the Company agreed to settlement terms, pursuant to which the Company and Mr. Luo agreed to a mutual release of claims, as well as non-competition and non-solicitation covenants for at least 18 months. As part of this arrangement, Mr. Luo will serve as a consultant to the Company for a period of two years for which he will receive no additional compensation. The consulting agreement will be terminable at the option of either the Company or Mr. Luo with 60 days’ notice. Mr. Luo will also become a limited observer to the Company’s Board of Directors for a period of two years. Pursuant to the settlement, Mr. Luo will promptly surrender 6.0 million shares of the Company’s common stock to the Company. In addition, no later than 120 days after the date hereof, Mr. Luo will pay an additional amount of cash and stock, at his option, totaling $10 million in value, with any stock value based on a VWAP calculation. Mr. Luo will retain his health benefits. Mr. Luo will be subject to a standstill for eighteen months, during which he is precluded from taking any action in connection with Company’s board or shareholders. Mr. Luo will retain his existing indemnification and advancement rights. Mr. Luo has agreed to a six month lockup (with limited carveouts) from the date hereof and has surrendered his existing registration rights. The final settlement agreement, which the Company and Mr. Luo expect to enter into as soon as practicable, will contain customary restrictive covenants, social media restrictions, mutual non-disparagement clauses, and standard representations and warranties.

On February 1, 2022, the Board appointed Shauna McIntyre as Interim Chief Executive Officer and principal executive officer, effective immediately. On the same date, the Company entered into an employment agreement with Ms. McIntyre (the “Employment Agreement”), the material terms and conditions of which are summarized below. The Company has commenced a search for a permanent President and Chief Executive Officer.

Shauna McIntyre, age 50, was the President, Automotive of Ouster, Inc. from October 2021 to January 2022. Prior to that, she served as the Chief Executive Officer of Sense Photonics, an automated LiDAR, from April 2020 until October 2021. Ms. McIntyre served as Program Lead and in other roles at Google Automotive Services from October 2016 to April 2020. Prior to that, she held integral roles at Google Automotive Services, Egon Zehnder International, Achates Power, Inc., Honeywell International, Inc., and Ford Motor Company. Ms. McIntyre serves on the Board of Directors for Lithia Motors, Inc. (NYSE: LAD), the Los Altos Educational Foundation and was also a co-founding board member for the North American Council for Freight Efficiency. Ms. McIntyre holds a B.S. from the University of California, Los Angeles, an M.S. from the University of California, Berkeley, and an M.B.A. from Harvard.

In connection with her appointment, the Company entered into a binding employment term sheet setting forth the principal terms of an employment agreement (the “Employment Agreement”) with Ms. McIntyre.  The initial term of Ms. McIntyre’s employment is 90 days.  Ms. McIntyre’s employment will be terminable at will by the Company or her at any time (for any reason or no reason).  Except with respect to a termination by the Company for “cause”, as that term will be defined in the Employment Agreement, the Company or Ms. McIntyre shall give the other party at least 30 days’ written notice to terminate her employment.  Ms. McIntyre will receive an annual base salary of $550,000, pro-rated for any partial year of employment.  She will be entitled to participate in any annual incentive program maintained by the Company from time to time in which its similarly-situated executives participate, with a target bonus opportunity equal to 100% of her salary paid with respect to the applicable performance year.  The payment of any bonus pursuant to such program will be subject to Ms. McIntyre’s continued employment through the bonus payment date.  Ms. McIntyre will be entitled to receive an amount equal to $300,000, payable in cash and/or common stock of the Company (determined by the Board in its sole discretion) upon expiration of the initial term (including in connection with Ms. McIntrye’s appointment as the Company’s President and Chief Executive Officer, but excluding in connection with a termination of employment by the Company for “cause” or by Ms. McIntyre without “good reason”, as those terms will be defined in the Employment Agreement). In addition, if she is appointed as the Company’s President and Chief Executive Officer, she will receive a restricted stock unit award with an aggregate value of $12,000,000.

If the Company terminates Ms. McIntyre’s employment without “cause” or terminates her employment for “good reason”, then Ms. McIntyre shall receive:  (i) an amount equal to her annual base salary, payable in substantially equal installments over the 12-month period following the termination date; (ii) 12 months’ Company-subsidized COBRA; (iii) pro-rated target annual bonus (based on time employed for the year of termination), payable in a lump sum within 60 days following the termination date; and (iv) any earned, but not yet paid, annual bonus with respect to a prior performance year, payable when bonuses are paid to the Company’s executives (but no later than March 15 of the year following the year in which the termination date occurs). If either such termination occurs within three months prior to, on or within 12 months following a “change in control” (as defined in the Company’s 2020 Incentive Plan), then Ms. McIntyre instead shall receive: (i) an amount equal to 1.5 times the sum of her annual base salary and target annual bonus, payable in substantially equal installments over the 18-month period following the termination date or, to the extent permitted in accordance with Internal Revenue Code Section 409A, in a lump sum within 60 days following the termination date; (ii) 18 months’ Company-subsidized COBRA; (iii) pro-rated target annual bonus (based on time employed for the year of termination), payable in a lump sum within 60 days following the termination date; and (iv) any earned, but not yet paid, annual bonus with respect to a prior performance year, payable when bonuses are paid to the Company’s executives (but no later than March 15 of the year following the year in which the termination date occurs).  Receipt of severance subject to Ms. McIntyre’s execution within 21 days (or 45 days, if required by law) following the termination date, and non-revocation, of a general release of claims against the Company, and ongoing compliance with applicable restrictive covenants.  The Employment Agreement will contain customary restrictive covenants related to confidentiality, intellectual property assignment, non-competition, employee non-solicitation, and mutual non-disparagement.

Ms. McIntyre has entered into the Company’s standard form indemnification agreement.

On February 1, 2022, the Board appointed Brian Krzanich as Chair of the Board, effective immediately. On February 1. the Board appointed Richard Peretz as chair of the Compensation Committee of the Board (the “Compensation Committee”), replacing Brian Krzanich, such that the Compensation Committee consists of Richard Peretz, as chair, and Neil Goldberg.

Item 8.01	Other Events.

Special Committee Investigation

On November 25, 2021, the Company’s Board formed an independent committee of the Board (the “Special Committee”) to conduct and direct an investigation, review and analysis of certain sales of equity securities made by and to individuals associated with the Company, the corporate law, disclosure and tax consequences of those transactions, and other issues that arise in connection therewith (such sales of equity securities, the “Transactions”). The Special Committee was also authorized at that time to report the resulting advice, findings and conclusions, and proposed actions to the Board. The Special Committee was assisted in its investigation by Brown Rudnick LLP (“Brown Rudnick”), and an outside consultant working at Brown Rudnick’s direction, FTI Consulting, Inc. (“FTI”).

Based on the information obtained during the investigation, as reported to our Board, the Company has concluded that in November and December 2020, shortly before the December 10, 2020 entry into definitive documentation for a business combination (the “Business Combination”) between our accounting predecessor, Electric Last Mile, Inc. (“ELMI”), and Forum Merger III Corporation (“Forum”), certain ELMI executives directly or indirectly purchased equity in ELMI at substantial discounts to market value. The Company is further evaluating whether it properly disclosed the equity purchases entered into by certain ELMI executives, whether it properly assessed the accounting treatment and compensation expense associated with such purchases, and whether it properly paid and withheld the taxes associated with such purchases. James Taylor purchased equity in these transactions. Jason Luo participated in these and other transactions and directly or indirectly purchased and sold equity in such transactions.

The Company is basing its evaluation on the basis of the following background: In August and September 2020, Mr. Luo founded and funded ELMI by causing ELMI to issue 1,000 shares of common stock to Mr. Luo’s entity, AJ Capital, Inc., at $10 per share. Subsequently, on September 18, 2020, Forum, on the one hand, and ELMI and Messrs. Luo and Taylor, on the other hand, executed a letter of intent for a proposed business combination transaction between Forum and ELMI, estimating the total enterprise value ascribed to the combined company at $1.3 billion. At that time, Mr. Luo owned, through AJ Capital, Inc., 100% of the issued shares of ELMI. Thereafter, on November 19, 2020, ELMI issued and sold 99,000 shares of common stock for $990,000 to seven investors (the “November 2020 Equity Transaction”). As described in the Company’s S-1 and Proxy Statement, those seven investors included an entity affiliated with Mr. Taylor, called The JET Group, LLC, which purchased 6,461 shares of ELMI common stock at $10 per share, for a total of $64,610 and two entities affiliated with Mr. Luo, which purchased 78,016 shares of ELMI common stock at $10 per share, for a total of $780,160. Specifically, Luo Pan Investment II, LLC purchased 20,000 shares of ELMI common stock for $200,000, and AJ Capital Investment, LLC purchased 58,016 shares of ELMI common stock for $580,160. In addition, on December 8, 2020, Mr. Luo through AJ Capital, Inc. sold 1,000 shares of ELMI common stock for $10 per share for a total of $10,000 directly or indirectly to other members of senior management (the “December 2020 Equity Transaction”).

Prior to the November 2020 Equity Transaction and the December 2020 Equity Transaction, ELMI does not appear to have obtained an independent valuation to determine the fair market value per share of its common stock as of or contemporaneous with the date of those transactions. Because Mr. Taylor may have been seen as providing services to ELMI at the time he participated in the November 2020 Equity Transaction, the Company is evaluating whether ELMI should have treated as compensation to Mr. Taylor any difference between (a) the fair market value of the shares sold by ELMI to The JET Group, LLC and (b) the $10 per share Mr. Taylor paid or caused to be paid. The Company is further evaluating whether a compensation expense should have been recorded and taxes paid in connection with the December 2020 Equity Transaction.

In announcing the Business Combination on December 11, 2020, the Company disclosed an implied equity value for the combined company of approximately $1.4 billion. When the business combination was consummated on June 25, 2021, each ELMI share, for which such executives had paid $10 per share, was exchanged for approximately 800 shares of Electric Last Mile Solutions, Inc.

The Company did not, however, recognize any compensation associated with Mr. Taylor’s participation in the November 2020 Equity Transaction, or in connection with the December 2020 Equity Transaction; disclose any compensation associated with those transactions; or withhold or pay taxes in connection with that compensation. Other senior members of management also participated in such transactions in November and December 2020. Furthermore, in connection with the Special Committee investigation, Messrs. Luo and Taylor provided responses to the Special Committee that are believed to be inconsistent with documents reviewed by the Special Committee and its counsel.

In light of the foregoing, the Company expects to determine that material weakness exists in the Company’s internal control over financial reporting and that disclosure controls and procedures were ineffective during the Non-Reliance Period. The Company will amend any disclosures pertaining to its evaluation of such controls and procedures as appropriate in connection with our anticipated restated filings.

Forward-Looking Statements

This report contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the Company’s cash and cash equivalents and restricted cash of December 31, 2021, and its understanding of its financial condition as of December 31, 2021 and its results of operations for the three months and year ended December 31, 2021; execution of the Company’s internal control over financial reporting; compliance with the audit committee composition requirements set forth in the Nasdaq rules; the Company’s intention to restate its prior consolidated financial statements; the evaluation of the accounting and treatment of certain equity issuances to executive officers; an evaluation of the Company’s financial statement reserves for tax payments and contingencies; the determination that material weaknesses exist in the Company’s internal controls over financial reporting; certain terms contained in the settlement agreements with each of Mr. Taylor and Mr. Luo; certain terms contained in the employment agreement with Ms. McIntyre; the Special Committee’s investigation and other surrounding the Company’s expectations with respect to its evaluation of the transactions related thereto. These statements are subject to risks and uncertainties, including the risk that the preparation of the restated consolidated financial statements or other subsequent events may require the Company to make additional adjustments to its financial statements or may delay future filings, and actual results may differ materially from these statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
10.1	Binding Employment Agreement Term Sheet, by and between the Company and Shauna McIntyre, dated February 1, 2022
99.1	Press Release, dated February 1, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2022	ELECTRIC LAST MILE SOLUTIONS, INC.

	By:	/s/ Robert Song
Robert Song
Chief Financial Officer and Treasurer